EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 1,500,000 ordinary shares of Attunity Ltd under its 2001 Stock Option Plan and 2003 Israeli Share Option Plan of our report dated April 6, 2009, relating to the consolidated financial statements of Attunity Ltd, appearing in the Annual Report on Form 20-F dated April 6, 2009 of Attunity Ltd for the year ended December 31, 2008.

/s/ Kost, Forer, Gabbay & Kassierer
Tel-Aviv, Israel	Kost, Forer, Gabbay & Kassierer
February 3, 2010	A Member of Ernst & Young Global